EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS








The Board of Directors
First Federal Bancshares Inc.


We consent to the incorporation by reference of our report dated February 7, 2002 with respect to the 2001 consolidated financial statements of First Federal Bancshares, Inc., included in this annual report on Form 10-KSB, in the Registration Statement on Form S-8 (File No. 333-72140) pertaining to the First Federal Bancshares, Inc. 2001 Stock-Based Incentive Plan.




                                               /s/ Crowe, Chizek and Company LLP
                                               Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 27, 2002